EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 17, 2012 on the December 31, 2011 consolidated financial statements of Xhibit, LLC and our reports dated February 3, 2012 on Spyfire Interactive, LLC and Stacked Digital, LLC included in this Form 8-K/A Amendment Number 1 for NB Manufacturing, Inc.

/s/ Farber Hass Hurley LLP

Camarillo, California
July 31, 2012